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                                                                  EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-29757 of Bay View Capital Corporation on Form S-3 of our report dated January 24, 1997, appearing in the Annual Report on Form 10-K of Bay View Capital Corporation for the year ended December 31, 1996 and to the references to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

June 25, 1997